Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports First Quarter 2026 Financial Results

•Total ARR of $1.492 billion, an increase of 3% as reported and 2% in constant currency from the prior year period(1)
•Public cloud ARR of $686 million, an increase of 13% as reported and 12% in constant currency from the prior year period(1)
•Recurring Revenue of $400 million, up 12% as reported and 9% in constant currency(1)
•Cash Flow from Operations of $401 million and Free Cash Flow of $390 million, which includes a pre-tax net benefit of $359 million related to a settlement with SAP(3)

SAN DIEGO – May 5, 2026 -- Teradata (NYSE: TDC) today announced its first quarter 2026 financial results.

“Teradata delivered a strong first quarter, outperforming on key growth and performance metrics as we enter 2026. Enterprises are discovering that winning with AI requires context, governed data, codified industry knowledge, and a hybrid infrastructure that meets them wherever they operate," said Steve McMillan, President and CEO of Teradata. "Our autonomous AI and knowledge capabilities are the proven foundation for this AI era, and with significant innovations ahead, we are well positioned to enable the world's leading organizations to rapidly deploy agentic AI. Our trajectory is clear, and we believe that the opportunity to create meaningful, lasting value for our shareholders is significant.”

First Quarter 2026 Financial Highlights Compared to First Quarter 2025

•Total ARR increased to $1.492 billion from $1.442 billion, an increase of 3% as reported and 2% in constant currency(1)
•Public cloud ARR increased to $686 million from $606 million, an increase of 13% as reported and 12% in constant currency(1)
•Recurring revenue was $400 million versus $358 million, an increase of 12% as reported and 9% in constant currency(1)
•Total revenue was $444 million versus $418 million, an increase of 6% as reported and 4% in constant currency(1)
•Recurring revenue was 90% of total revenue versus 86%
•GAAP gross margin was 62.2% versus 59.3%
•Non-GAAP gross margin was 63.7% versus 60.3%(2)

•GAAP operating margin was (8.1%) versus 15.8%
•Non-GAAP operating margin was 27.3% versus 21.8%(2)
•GAAP diluted EPS was $3.47 versus $0.45 per share
•Non-GAAP diluted EPS was $0.88 versus $0.66 per share(2)
•Cash flow from operations was $401 million compared to $8 million
•Free cash flow was $390 million compared to $7 million(3)
•Adjusted free cash flow was $31 million compared to $7 million(3)

SAP Litigation Settlement
On February 19, 2026, Teradata entered into a settlement agreement with SAP. From the settlement, Teradata received a gross payment of $480 million in the first quarter of 2026. After accounting for legal fees and other expenses for the litigation and resulting settlement, the pre-tax net amount was $359 million, with $79 million of tax expense being recognized as a discrete item for US GAAP purposes in the first quarter. The net after tax settlement positively impacted GAAP Diluted EPS by $2.90 in the first quarter of 2026. For both Cash flow from Operations and Free Cash Flow, the pre-tax amount of $359 million was reflected in the first quarter of 2026. In addition, an estimated $57 million of cash tax payments related to the settlement is expected to be paid by the end of 2026 which will change the Cash flow from Operations and Free Cash Flow linearity. Regarding the tax payments, approximately half is expected to be paid in second quarter of 2026 and the remaining half is expected to be split between the third and fourth quarters of 2026. On an after-tax net basis, the settlement is expected to provide a benefit of $302 million to Cash from Operations and Free Cash Flow.

Teradata is introducing Adjusted Free Cash Flow to provide a normalized free cash flow measure for the business. Adjusted Free Cash Flow will reflect adjustments for the impact from the SAP litigation and resulting settlement gross proceeds, legal and other expenses and incremental cash taxes specific to the settlement.
Outlook
For the second quarter of 2026:
•Recurring revenue in the range of -2% to flat year-over-year
•Total revenue in the range of -4% to -2% year-over-year
•GAAP diluted EPS is expected to be in the range of $0.22 to $0.26 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.53 to $0.57 per share(2)

For the full year 2026, Teradata increases the following ranges:
•GAAP diluted EPS is now expected to be in the range of $4.22 to $4.32
•Cash flow from operations of $642 million to $662 million, which includes an after-tax net benefit of $302 million related to a settlement with SAP
•Adjusted free cash flow of $320 million to $340 million(3)

For the full year 2026, Teradata reaffirms the following ranges:
•Total ARR growth of 2% to 4% year-over-year

•Recurring revenue in the range of flat to 2% year-over-year
•Total revenue range in the range of -2% to flat year-over-year
•Non-GAAP diluted EPS in the range of $2.55 to $2.65 per share(2)

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on May 5, 2026. Investors and participants may attend the call by dialing (585) 542-9983 and entering access code 852900969. For investors and participants outside the United States, see global dial-in numbers at help.events.q4inc.com/eahc/international-dial-in-numbers, and use access code 852900969.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2026	2025	% Change as Reported	% Change in CC
Recurring revenue	$400	$358	12%	9%
Perpetual software licenses, hardware and other	1	10	(90)%	(88)%
Consulting services	43	50	(14)%	(15)%
Total revenue	$444	$418	6%	4%

Product Sales	$401	$368	9%	6%
Consulting Services	43	50	(14)%	(15)%
Total revenue	$444	$418	6%	4%

	As of March 31
	2026	2025	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,492	$1,442	3%	2%
Public cloud ARR**	$686	$606	13%	12%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Total Annual Recurring Revenue ("Total ARR") is defined as the annual contract value for all active and contractually binding term-based contracts at the end of the period, including cloud, recurring AI services, subscriptions, hardware rental, maintenance, and software upgrade rights. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual contract value for all active and contractually binding term-based contracts at the end of a period that are operated in a public cloud environment. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, adjusted free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2026	2025	% Chg.
GAAP Gross Profit	$276	$248	11%
% of Revenue	62.2%	59.3%

Excluding:
Stock-based compensation expense	4	4
Reorganization and other costs	3	—
Non-GAAP Gross Profit	$283	$252	12%
% of Revenue	63.7%	60.3%

Operating Income
GAAP Operating (loss) income	$(36)	$66	N/A
% of Revenue	(8.1)%	15.8%

Excluding:
Stock-based compensation expense	29	22
Reorganization and other costs	7	3
SAP settlement costs	$121	$—
Non-GAAP Operating Income	$121	$91	33%
% of Revenue	27.3%	21.8%

Net Income
GAAP Net Income	$335	$44	661%
% of Revenue	75.5%	10.5%

Excluding:
Stock-based compensation expense	29	22
Reorganization and other costs	7	3
SAP settlement	(359)	—
Income tax adjustments (i)	73	(5)
Non-GAAP Net Income	$85	$64	33%
% of Revenue	19.1%	15.3%

	For the Three Months
	ended March 31		2026 Outlook
Earnings Per Share:	2026	2025	2026 Q2 Guidance	2026 FY Guidance
GAAP Earnings Per Share	$3.47	$0.45	$0.22 - $0.26	$4.22 - $4.32
Excluding:
Stock-based compensation expense	0.30	0.23	0.32	1.25
Reorganization and other costs	0.07	0.03	0.05	0.24
SAP settlement	(3.72)	—	—	(3.72)
Income tax adjustments(i)	0.76	(0.05)	(0.06)	0.56
Non-GAAP Diluted Earnings Per Share	$0.88	$0.66	$0.53 - $0.57	$2.55 - $2.65

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item, including the $79 million discrete income tax effect of the SAP settlement recorded in the first quarter of 2026. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2026, was 25.4% and March 31, 2025, was 22.9%.

3.As described below, the Company believes that free cash flow and adjusted free cash flow are useful non-GAAP measures for investors. Free cash flow and adjusted free cash flow do not have a uniform definition under GAAP in the United States and therefore, Teradata's definitions may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less total capital expenditures and adjusted free cash flow as free cash flow less the gross proceeds from the SAP settlement, plus the non-recurring legal and other expenses incurred in connection with the SAP litigation and resulting settlement, and taxes paid specific to the settlement agreement. Teradata’s management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company and believes they are useful for investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations and adjusted free cash flow adjusts the impact of the SAP settlement. Neither free cash flow or adjusted free cash flow represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from these measures. These non-GAAP measures should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months
(in millions)	ended March 31		Outlook
	2026	2025	2026
Cash provided by operating activities (GAAP)	$401	$8	$642 to $662
Less total capital expenditures	(11)	(1)	(~20)
Free Cash Flow (non-GAAP measure)	$390	$7	$622 to $642
Less SAP gross settlement proceeds	(480)	—	(480)
Plus legal and other expenses	121	—	121
Plus taxes specific to the settlement	—	—	57
Adjusted Free Cash Flow (non-GAAP Measure)	$31	$7	$320 to $340

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2026 second quarter and 2026 full year financial outlook and product innovation and demand. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: our strategy and ongoing business transformation, significant execution risk for our cloud, hybrid, on-premises, Artificial Intelligence (“AI”) and Machine Learning (“ML”) offerings, operational disruptions and unforeseen circumstances, impact of unanticipated delays or acceleration in our sales cycles to make accurate estimates impacting quarterly operating results, financial guidance and forecasts, the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; impact of price increase on our net sales, profit margins and earnings, the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including restructuring actions; risks inherent in operating in foreign countries, export controls and trade compliance, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, IP-enforcement actions, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for our artificial intelligence, cloud, on-prem and hybrid offerings, tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata empowers enterprises to turn intelligence into autonomous action, grounding AI agents in deep business context and trusted data. As AI agents multiply, Teradata is the context foundation, governance layer, and performance backbone that companies need now. The Teradata Autonomous AI and Knowledge platform puts AI into production across cloud, on-premises, and hybrid environments. Learn more at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2026	2025	% Chg
Revenue
Recurring	$400	$358	12%
Perpetual software licenses, hardware and other	1	10	(90)%
Consulting services	43	50	(14)%
Total revenue	444	418	6%
Gross profit
Recurring	277	250
% of Revenue	69.3%	69.8%
Perpetual software licenses, hardware and other	1	1
% of Revenue	100.0%	10.0%
Consulting services	(2)	(3)
% of Revenue	(4.7)%	(6.0)%
Total gross profit	276	248
% of Revenue	62.2%	59.3%

Selling, general and administrative expenses	240	116
Research and development expenses	72	66
(Loss) income from operations	(36)	66
% of Revenue	(8.1)%	15.8%

Other income (expense), net	473	(8)

Income before income taxes	437	58
% of Revenue	98.4%	13.9%

Income tax expense	102	14
% Tax rate	23.3%	24.1%

Net income	$335	$44
% of Revenue	75.5%	10.5%

Net income per common share
Basic	$3.60	$0.46
Diluted	$3.47	$0.45

Weighted average common shares outstanding
Basic	93.0	95.1
Diluted	96.6	97.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$816	$493	$368
Accounts receivable, net	322	251	307
Inventories	5	13	13
Other current assets	97	80	103
Total current assets	1,240	837	791
Property and equipment, net	202	198	201
Right of use assets- operating lease, net	6	7	8
Goodwill	397	399	396
Capitalized contract costs, net	39	42	40
Deferred income taxes	169	209	219
Other assets	89	87	97
Total assets	$2,142	$1,779	$1,752

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$25
Current portion of finance lease liability	49	50	62
Current portion of operating lease liability	2	2	4
Accounts payable	58	96	100
Payroll and benefits liabilities	83	120	77
Deferred revenue	603	533	550
Other current liabilities	134	88	128
Total current liabilities	954	914	946
Long-term debt	424	431	449
Finance lease liability	49	45	43
Operating lease liability	4	4	5
Pension and other postemployment plan liabilities	112	114	105
Long-term deferred revenue	12	11	11
Deferred tax liabilities	12	12	10
Other liabilities	18	18	25
Total liabilities	1,585	1,549	1,594
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,330	2,305	2,214
Accumulated deficit	(1,621)	(1,923)	(1,913)
Accumulated other comprehensive loss	(153)	(153)	(144)
Total stockholders' equity	557	230	158
Total liabilities and stockholders' equity	$2,142	$1,779	$1,752

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2026	2025
Operating activities
Net income	$335	$44
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	25	20
Stock-based compensation expense	29	22
Deferred income taxes	36	10
Changes in assets and liabilities:
Receivables	(71)	(73)
Inventories	8	5
Current payables and accrued expenses	(15)	(30)
Deferred revenue	71	39
Other assets and liabilities	(17)	(29)
Net cash provided by operating activities	401	8
Investing activities
Expenditures for property and equipment	(10)	(1)
Additions to capitalized software	(1)	—
Net cash used in investing activities	(11)	(1)
Financing activities
Repurchases of common stock	(34)	(44)
Repayments of long-term borrowings	(6)	(6)
Payments of finance leases	(17)	(16)
Other financing activities, net	(5)	(2)
Net cash used in financing activities	(62)	(68)
Effect of exchange rate changes on cash and cash equivalents	(6)	9
Increase (decrease) in cash, cash equivalents and restricted cash	322	(52)
Cash, cash equivalents and restricted cash at beginning of period	494	421
Cash, cash equivalents and restricted cash at end of period	$816	$369

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$20	$33
Assets acquired by operating leases	$1	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2026	2025	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$401	$368	9%	6%
Consulting Services	43	50	(14)%	(15)%
Total segment revenue	444	418	6%	4%

Segment gross profit
Product Sales	281	253
% of Revenue	70.1%	68.8%
Consulting Services	2	(1)
% of Revenue	4.7%	(2.0)%
Total segment gross profit	283	252
% of Revenue	63.7%	60.3%

Reconciling items(1)	(7)	(4)
Total gross profit	$276	$248
% of Revenue	62.2%	59.3%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.